[SMART NEWSLETTER]

SMART ONLINE RESUMES TRADING OVER THE COUNTER

On September 11, 2006, Smart Online’s common stock returned to trading on the Over the Counter – Bulletin Board (“OTC-BB”). The move was a major comeback for the Company, and rare for corporations facing similar adversity.

In January of 2006, the Company’s common stock was scheduled to move from the OTC-BB, where it had been listed since April 2005, to the NASDAQ Capital Market. However, on the day of the scheduled move, the Securities and Exchange Commission (the “SEC”) issued an order suspending the trading of Smart Online securities because of possible manipulative trading. In addition to this action, the SEC launched a formal, non-public investigation. Soon after, the Company initiated its own internal investigation.

By its terms, the suspension ended at the end of January. However, SEC rules prevented the immediate return to the OTC-BB, and NASDAQ withdrew its acceptance of Smart Online’s application. What followed was a dark period for the Company, as the investigations continued, and Smart Online tried regain its momentum.

In August 2006, investment bankers Merriman Curhan Ford submitted a form on behalf of Smart Online to the National Association of Securities Dealers (“NASD”), requesting to trade in the Company’s securities, a necessary step in complying with the SEC rules. Soon thereafter, the NASD approved the form, and the stock was again listed in the OTC-BB.

The return to trading on the OTC-BB is a significant one in two respects. First, the active trading provides its existing and potential stockholders a market in which to acquire or dispose of their shares. Second, very few corporations have returned from an SEC suspension of trading similar to the suspension that Smart Online received. In most instances, these companies are forced to shut their doors.

But Smart Online persevered. Thanks to its investors who continued to show a belief in the Company’s products and services, and the dedication and hard work of its employees, management and its legal consultants. With this return, Smart Online can now focus on bigger and better things for 2007 and beyond.

Letter From the CEO

Although we have faced various challenges in the first eight months of this year, we worked together as a team to leverage our strengths to face them. We remain focused on our core technology areas of on-demand subscriptions supporting small business owners. We believe that this targeted approach will bring us additional challenges, but also many opportunities. I am pleased to report that our company has started to gain its momentum again now that we have resumed trading on the OTC-BB.

Focus on Profitability:

We believe the next 15 months will be an important time for Smart Online. We have developed the necessary products, strengthened our management team, and are now planning for the next phase of growth, which is to expand our revenue and increase our profitability target. The company expects to move towards positive cash flow from operations and overall profitability through a combination of increased organic growth and solid cost containment processes. As part of our growth plan, we have developed a solid distribution approach based on bundling our products and services to enterprise partners who are trying to better engage their small business customers. We will use an ROI-based budgeting approach for areas like marketing and product development to assist the company in optimizing resource and prioritizing investments. All of these efforts are backstopped by investments and a strong set of cost containment policies to make sure that Smart Online is continually looking at expenditures and ways to streamline costs. Smart Online has been and continues to be a leader in providing a targeted array of business productivity applications to small business owners. It is time for us to leverage our accomplishments and continue the positive momentum that was generated in 2005 to take the company to its next phase of growth. By leveraging our existing assets to generate more value and revenue, adding more subscribers and volume through our business platform, and a continued strong focus on profitability and cash-flow, we believe Smart Online will be uniquely positioned for leadership and growth in 2007.

I thank you for your continued support.

Sincerely,

/s/ Michael Nouri

Michael Nouri
President and Chief Executive Officer

Financial Recap
Nicholas Sinigaglia
Chief Financial Officer

The past nine months for Smart Online have been both tumultuous and groundbreaking. We have assimilated the operations of our two acquisitions into our consolidated results in triple digit revenue growth. However, along with soaring revenues have come soaring expenses, specifically legal and professional fees related to the SEC action and our internal investigation. Many hundreds of thousands of dollars were spent dealing with the SEC matter. A byproduct of the investigation was additional auditing and accounting fees of several hundred thousand dollars. This cloud’s silver lining is that these expenses have been brought under control and we continue to negotiate with our insurance carrier to obtain reimbursement for these costs. Smart Online has worked diligently to reduce our operating expenses while still developing, improving and rolling out our latest products.

Smart Online’s executive management team and accounting department have completed a number of noteworthy tasks, including several private placement rounds, re-financings, improved financial internal controls, the disposition of the certain assets of Smart CRM (see Announcements on pg 3) and finally, between mid-July and late August of 2006, we filed a Form 10-K and two Form 10-Q’s which succeeded in getting the Company current in all our SEC filings. Our current goal is to restructure some of our debt and shore up our cash position. Many positive steps have been taken to-date and we see even more on the horizon.

As our expenses are brought back in line, our focus is now on generating revenue. During the past nine months, too many resources have been sidetracked with SEC and other administrative matters. Our executive management and sales teams are now working to drive revenue.

We see many positive things on Smart Online’s horizon for the coming months. Your accounting and finance team is working with our executive management team to bring Smart Online to a new level of financial strength, value and security.

ANNOUNCEMENTS

Smart Online Engages New Security Corporate Counsel

Smart Online has retained the law firm of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, LLP (“Smith Anderson”) to provide Smart Online the additional resources and securities expertise it requires as a public entity. Also, as Smart Online moves forward with its business model and continues to grow, Smith Anderson will be called upon to accommodate any additional needs.

Smith Anderson law firm was founded in 1912. Smith Anderson has grown to            be the largest law firm in Raleigh and the Research Triangle region of North Carolina, and one of the largest in the state.

Smart Online is Selected for 2006 Forbes Best of the Web Entrepreneurs List

RESEARCH TRIANGLE PARK, N.C.—(BUSINESS WIRE)—July 31, 2006—Smart Online, Inc. announces its website has been listed in the 2006 Forbes Best of the Web directory for Entrepreneurs found at: http://www.forbes.com/bow/b2c/review.jhtml?id=1233.

Michael Nouri, chief executive officer and president stated, “Smart Online is pleased to receive this recognition from one of the leading publications in the business media.”

Union Bank of California’s Small Business Now Enabled with Smart Online’s OneBizSM Platform

RESEARCH TRIANGLE PARK, N.C.—(BUSINESS WIRE)—Aug. 7, 2006—Smart Online Inc., a leading provider of Software-as-a-Service (SaaS) for the small business (SB) market, today announced Union Bank of California, N.A. has implemented its OneBizSM Platform delivering small business applications to Union Bank’s customers. Small business owners accessing http://uboc.smartonline.com now have access to easy-to-use, interactive business applications and tools such as Sales Force Automation (SFA), Customer Relationship Management (CRM), Human Re-source Management, Business Plans, Calendar, and more allowing businesses to efficiently manage their operations.

“Union Bank of California is committed to providing our small business customers with a broad range of innovative products and services to assist them with their business goals—the result is increased customer satisfaction and reduced attrition over the long-term. Since implementing our Small Business Resource Center online, we’ve not only been able to provide our customers with easy-to-use, cost-effective business tools and resources, but we’ve also integrated UBOC’s own online application and look forward to providing additional online banking and accounting capabilities in the future.” Christy Schmitt, Senior Vice President, Small Business Segment Manager,Union Bank of California

Smart Online Resumes Trading on the OTC Bulletin Board

RESEARCH TRIANGLE PARK, N.C.—(BUSINESS WIRE)—Sept. 11, 2006—Smart Online (OTCBB: SOLN) a leading provider of Software-as-a-Service (SaaS) for the small business (SB) market, today announced that its stock has resumed trading on the OTC Bulletin Board (see article on page 1).

Smart Online Puts in Place New Internal Control for Section 301 Sarbanes-Oxley Compliance

RESEARCH TRIANGLE PARK, N.C., Oct 03, 2006 — Smart Online, Inc. (OTCBB: SOLN), a leading provider of Software-as-a-Service (SaaS) for the small business market, today announced that it had signed a contract with Ethical Advocate, a leading provider of anonymous and confidential online incident reporting solutions to comply with the complaint reporting provisions of Section 301 of the Sarbanes-Oxley Act of 2002.

The Ethical Advocate product will be an integral part of Smart Online’s improvement of its internal control program. The product is designed to insure transparency and compliance with Sarbanes-Oxley.

Smart CRM Sale with Alliance Technology

In October 2005, Smart Online acquired substantially all of the assets of Computility, Inc. Following that acquisition, Smart Online developed a SaaS version of their sales-force-automation / customer relationship management (SFA/CRM) software which has since been integrated into our OneBizSM platform. In the eleven months following this acquisition, we generated over $630,000 from Smart CRM through the factoring of new contracts.

On September 29, 2006, we sold substantially all of the assets of Smart CRM, Inc. to Alliance Technologies, Inc. Smart Online retained the derived software we created and integrated into OneBizSM platform. In exchange for the assets sold, Alliance paid Smart Online $600,000 in cash and assumed approximately $1.7 million of Smart CRM’s liabilities, including all of the factor debt. In summary, Smart Online was able to retain the software technology we required, generated $1,230,000 through factoring and cash in the sale, and shed $1.7 million of factoring liabilities and debts. We believe this has been an outstanding acquisition and sale transaction for Smart Online.

SHAREHOLDER MEETING

Smart Online, Inc. has scheduled a Shareholder Meeting to be held on Monday, December 11, 2006. Location and time information will be mailed to our shareholders, as well as Proxy Statements.

FLU SHOT CLINIC at Smart Online

Blue Cross and Blue Shield of North Carolina (BCBSNC) is providing Smart Online the opportunity to host a flu shot clinic at our office in November 2006. BCBSNC will provide free flu shots to employees and their dependents who are covered by BCBSNC.

If employees or dependents that are not covered under the BCBS plan wish to participate the cost is $25.00 per participant. Please look for updated announcement in November Newsletter for the date and time.

An Update on the Evolution of Software as a Service

“The emergence of the SaaS model—also referred to as hosted, or on-demand, software—has rekindled growth and innovation, as well as investor interest, in software. We have covered the software space for more than 20 years, and until the emergence of SaaS, the space was showing little growth and even less investor interest. Transaction processing, as a result of maturation in end-markets, consolidation, and more-intense competition, has also met with decreased attention. In contrast, the initial public offerings of a number of SaaS companies and their subsequent business and investment success have created new opportunities for investors. We expect the SaaS vendors, new and established, to set the growth pace of the software market and to continue to be the area most interesting to technology investors. We still expect to find successful investments in traditional modes, we believe SaaS will represent the primary source of attractive new investment ideas over the next several years.

We project the SaaS market will grow 20% to 25% over our five-year forecast period. One reason for the rapid growth is that the SaaS market is no longer evangelical. Customers at this point are at least familiar with the model and more open to using a remotely hosted subscription-based solution. In addition, the compelling benefits of SaaS appeal to companies of all sizes. The one we hear about most often from buyers is low upfront cost: Because the software is leased and the vendor runs the product, the user does not have to buy the underlying infrastructure. The model has also transformed software from a product financed through the capital budget to one expensed with operating dollars.

This customer acceptance has been paralleled by increasing awareness, understanding, and appreciation among technology investors. We no longer have to explain the model and its intricacies when we speak with investors: A key point of this report is that SaaS acceptance (stock and customer) has reached the mainstream.

There are a number of reasons why we and the investment community like SaaS, aside from fast growth and market acceptance. Foremost is the business model, which leads to recurring revenue and a high level of earnings predictability. We also believe that SaaS companies are likely to have longer corporate and investment lives given that customers are likely to buy only what they need upfront, and if they continue to wish to use the software, they have to continue paying for it.”

Executive Summary from Report 06-032 — March 23, 2006 — Technology Business Software Industry by William Blair & Company (for full copy of report call: 312-236-1600).

Technology Overview

Smart Online’s technology, known as OneBizSM, is a comprehensive platform built on secure proprietary technology that manages and delivers web-native products and services in a unified environment.

OneBizSM is an open platform architecture utilizing J2EE technologies with the struts application framework. This platform uses Web Services, Business Process Workflow, and service interoperability concepts to aggregate and deliver web-native applications. The platform integrates e-commerce services that can be customized to a specific business model.

OneBizSM provides the ability for third party applications, products, or services to be easily integrated into the platform. This allows third party integrations to share data with OneBizSM, and allows users to seamlessly login to third party applications, products, or services without having to reenter a User ID and password or navigate to another site.

OneBizSM’s core consists of the business services that provide common platform functionality like e-commerce, authentication, and session management. A distinct profile is created for every company using the OneBizSM wizard when users signup and register. OneBizSM is a modular methodology, which allows various components to be assembled for rapid new application development and enhancement.

Data exchange to and from each product or functional component will be handled seamlessly by the OneBizSM integration platform. In addition, multiple users will be able to collaborate on the same function, application or document providing maximized workflow efficiencies. OneBizSM’s Business Process Engine and the corresponding best business practices processes and workflows will help by automating business process flows, and allowing business applications to communicate and intelligently share information.

The platform follows a 3-tier architecture that allows for scalability.

Security
All sensitive data is encrypted and stored on secured servers. All applications are operated from an environment with integrated security to protect against loss, misuse and data tampering. Secure Socket Layer technology provides data security during transmission of sensitive financial data.

Sensitive data transmissions are encrypted using SSL and encrypted when stored in the database. This, together with the physical security of housing the servers in a central data center, provides an environment that only authorized users would ever have access to.

OneBizSM Platform provides:

• Seamless data exchange between all appropriate applications – single input of data.
• Single Sign On — A single login allows business person to access all applications, tools and services.
• Private Label Syndication — The platform is built to deploy our products and services to our private label syndication partners with the look and feel of their web sites.
• Auditing of platform data access and changes to monitor unauthorized activity by users.
• E-commerce services for all applications within the platform for ala carte or subscription.
• Collaboration capabilities where people can work together on documents and applications to improve workflow and generate higher quality output.
• Data Backups and Redundancy – Data is automatically backed up on a regular basis, and is available through redundant servers if something should happen to the primary servers.
• No IT Infrastructure Costs – The business owner does not install any of the software locally. All the software is updated, maintained, and managed by Smart Online. The only cost to the user is a subscription rate, charged according to the services you buy.
• 24/7 Availability – The platform is available to business owners on a 24 hour per day, 7 days per week basis. Accessible from any computer with a browser connected to the Internet.

OneBizSM Applications are role-based to make security, work flow and work completion easy to understand and simple to implement. They include:

• Owner – This user is the one that originally setup the company when signing up for the OneBizSM platform, and has full access and control over the company.
• Administrator – A given module may have one or more administrators. These users maintain full control over a specified module, and can only be removed by the Owner of the company.
• Member – A user can be invited to join a OneBizSM company and become a member. A member will usually have access to the Dashboard, Calendar, and Contacts, and can be provided additional access to other modules by administrator or owner of the company.
• Employee – A user becomes an employee of a company when they are added to the HR Center.

OneBizSM Applications and Business Tools Descriptions

We believe it is useful in understanding our business to divide our software products into three broad categories based on how we believe small businesses will utilize the products: Applications, Business Tools, and Premium Services.

Our Software Applications include the following:

Real-time Business Dashboard — Our customizable dashboards provide a snapshot of real-time business information in a single view, allowing users to monitor key business information about their company and employees.

Accounting Application — Our Accounting Application is an intuitive, easy-to-use application that allows users to create and maintain their accounting books online in a secure fashion. This application contains standard accounting features aimed at the small business user.

Human Resource Center Application — Our Human Resource Center Application allows companies to manage their employee information, compensation, attendance records, timesheets, HR documents, and beneficiary information.

Sales Force Automation (SFA)/Customer Relationship Management (CRM) Application — Our SFA/CRM Application allows companies to manage their sales leads and customer base. This application tracks prospects, potential leads, and customers; updates marketing and opportunity checklists; creates sales forecast charts and graphs for easy viewing; imports existing accounts and contacts; and generates customer follow-ups with dated tasks.

Group Calendar Application — Our Calendar Application provides users with a complete, easy-to-use online calendar, where users can create events, invite participants, and set reminders for their day-to-day events.

Contacts Application — Our Contacts Application provides users with an extensive, easy-to-use online business contact management system.

Our Business Tools include the following:
Business Plan — Designed to ease the process of creating business plans to help entrepreneurs obtain the capital they require for their new or existing businesses.

Employee Policy Manual — Designed to allow employers to quickly and easily build an entire employee policy manual or create individual policies.

Marketing Plan — Designed to assist users to establish sales goals and identify the resources and programs required to meet those goals.

Business and Legal Forms — Designed to automate and simplify legal communications, address everyday business and personal needs, minimize costly legal fees, and reduce the liability associated with running a business by providing easy-to-use interactive forms.

Business Letters — Designed to automate and simplify business communications and correspondence.

Government Forms — Designed to make forms processing quick and easy by providing instant access to commonly used official forms.

Job Descriptions — Designed to assist users to create professional job descriptions quickly and effortlessly by providing users with access to a library of more than a thousand job descriptions complying with the latest Dictionary of Occupational Titles (DOT).

Secured Instant Messenger — All messages are encrypted end-to-end. All access is password protected so only authorized users are allowed on the network.

Business Guides — A collection of useful reading material and information pertaining to specific areas of expertise. Guides users through the complex worlds of Finance, Legal Issues, and Human Resources.

Financial Calculators — Our suite of over eighteen interactive calculators is designed to allow users to manage credit, loan, debt, income, expenses and other critical financial matters more effectively to help them make sound decisions.

Premium Services:
Most of our premium services are provided by our integration partners. The premium services include the following:

Business Plan Writing & Evaluation — We provide the small business owner the option of engaging a business planning expert to guide them through the creation of a business plan.

Business Incorporation — We assist businesses to incorporate quickly and efficiently using the services of our partner, Business Filings, a provider of incorporation services to small business owners.

Press Releases — Designed to simplify media relations. This professional writing service, provided by our partner, crafts a customized press release that is formatted and ready for distribution.

Domain Name Registration — Our Smart Commerce subsidiary offers these services to its existing customer base to register domain names and obtain email services.

Online Accounting
We are in the process of testing a new set of enhancements and functionality updates to the OneBizSM Accounting application. The goal of this release is to improve the usability of the application, making it easier to setup and use for business users who do not have any accounting experience, as well as add and improve functionality within the application. Some of these new functions include multi-location capabilities, allowing users to utilize a simple balance transfer wizard during setup, new payment options such as Cash and Wire Transfers, closing /reopening of accounting books, enhanced customer invoices, open credits, and improved financial reports.

Group Calendar
We have been working diligently towards improving the usability and functionality of the OneBizSM Calendar. This includes a range of features and functions such as: a) enhanced Day/Week views, b) ability to Quick Add events, c) color coding events per user preferences, d) viewing Pending Invitations, e) comparing your calendar to a colleague’s calendar, and f) general navigation enhancements to allow simpler and faster access when moving between days, months, weeks, or years. These enhancements will improve the ‘stickiness’ and usefulness of this every-day application.

About Us
Incorporated in Delaware in 1993, Smart Online, Inc. (OTCBB: SOLN) is a pioneer in the market for small business software applications. Our initial offerings were on diskettes, which later became CD-ROM based, and were sold as shrink-wrapped products through major retail chains such as Staples, Office Depot and Egghead Software.

Since our inception, we have distributed over two million copies of CD-ROM based products through direct sales, distributors, and other channels. In 1999, Smart Online converted its business applications to an On-Demand Software-as-a-Service (SaaS) Web delivery model. Since 2000, our products have been primarily offered through this Internet-based delivery model. Smart Online also is a leader in the syndication and private-label distribution model to more efficiently and effectively reach the large and fragmented small business sector.

Smart Online Inc. offers a private-label syndicated online business platform that enables On-Demand Web delivery of applications and services used to start and manage small businesses (one to fifty employees). Our solutions are designed to automate and streamline business processes, reduce operating costs, and improve internal controls.

We market our business applications to customers by private-labeling our On-Demand software services to corporations in the financial services, retail, media, and telco industries. These companies integrate Smart Online’s applications onto their Web sites to enable their existing and new business customers to run their businesses more efficiently, and without the upfront capital typically required for traditional business software and IT resources. We also have many direct small business users through our portal at: www.smartonline

CORPORATE HEADQUARTERS
2530 Meridian Parkway, 2nd Floor
Durham, NC 27713
Phone: 919-765-5000
Fax: 919-765-5020
E-mail: corporate@smartonline.com
www.smartonline.com

EXECUTIVE OFFICERS
Dennis Michael Nouri
President & CEO

Henry Nouri
Executive Vice President

Thomas Furr
Chief Operating Officer

Anil Kamath
Chief Technology Officer

Nicholas Sinigaglia
Chief Financial Officer

BOARD OF DIRECTORS
Jeffrey W. LeRose
CEO and founder of Research Triangle Software (Independent)

Dennis Michael Nouri
President & CEO

Thomas Furr
Chief Operating Officer

LEGAL REPRESENTATIVE
Smith, Anderson, Blount, Dorsett,
Mitchell & Jernigan, LLP

Margaret N. Rosenfeld

INVESTOR RELATIONS
Lippert / Heilshorn & Associates

TRANSFER AGENT
Continental Stock Transfer & Trust Company

FORWARD-LOOKING STATEMENT

Statements in this newsletter that are “forward-looking statements,” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of many factors, including, but not limited to, delays in development schedules, changes in market conditions, product announcements by other companies, our ability to raise capital or restructure our debt, and our ability to increase our sales and marketing budget and customer perception of the value of our enhanced products. For further information regarding risks and uncertainties associated with Smart Online’s business, please refer to the Risk Factors Section of Smart Online’s SEC filings, including, but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2005 and Quarterly Reports on Form 10-Q, copies of which may be obtained on the Web site of the Securities and Exchange Commission. All forward-looking statements in this newsletter are based on information available to Smart Online on the date hereof. Smart Online undertakes no duty to update any forward-looking statement or to conform the statement to actual results or changes in Smart Online’s expectations.